As filed with the Securities and Exchange Commission on April 6, 2020.
Registration No. 333-199634

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TECOGEN INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3536131 (IRS Employer Identification Number)
45 First Avenue
Waltham, MA 02451
(781) 466-6400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John K. Whiting, IV, Esq.
General Counsel
Tecogen Inc.
45 First Avenue
Waltham, MA 02451
Telephone: (781) 466-6400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to: Neil R.E. Carr Somertons, PLLC 1025 Connecticut Avenue, N.W., Suite 1000 Washington, D.C. 20036 Telephone: (202) 459-4651
Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐        Accelerated filer ☐        Non-accelerated filer x

Smaller reporting company x     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Tecogen Inc., a Delaware corporation (“Company”), registered an indeterminate amount of common stock, $.001 par value per share, and an indeterminate amount of warrants to purchase common stock (“Registered Securities”) of the Company under the Securities Act of 1933, as amended (“Securities Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-199634) (“Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) on October 28, 2014, as amended by Pre-Effective Amendment No. 1 to the Registration Statement filed with the SEC on November 26, 2014, and as further amended by Pre-Effective Amendment No. 2 to the Registration Statement filed with the SEC on December 5, 2014. The Registration Statement, as amended, was declared effective by the SEC on December 5, 2014.

The Registrant previously terminated all offerings of the Registered Securities pursuant to the Registration Statement as more than three years have elapsed since the initial effective date of the Registration Statement and without the filing of a new registration statement pursuant to Rule 415(a)(6) under the Securities Act. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering pursuant to the Registration Statement, the Registrant hereby removes from registration the Registered Securities of the Registrant which remain unsold under the Registration Statement. The Registration Statement is hereby amended to reflect the deregistration of such Registered Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on April 1, 2020.

TECOGEN INC.
By: /s/Benjamin M. Locke Benjamin M. Locke Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Angelina M. Galiteva Angelina M. Galiteva	Director and Chairperson of the Board	April 1, 2020
/s/ John N. Hatsopoulos John N. Hatsopoulos	Lead Director	April 1, 2020
/s/ Benjamin M. Locke Benjamin M. Locke	Chief Executive Officer and Director (Principal Executive Officer)	April 1, 2020
/s/ Bonnie J. Brown Bonnie J. Brown	Chief Accounting Officer (Principal Financial Officer)	April 1, 2020
/s/ Ahmed F. Ghoniem Ahmed F. Ghoniem	Director	April 1, 2020
/s/ Deanna Petersen Deanna Petersen	Director	April 1, 2020
/s/ Earl R. Lewis, III Earl R. Lewis, III	Director	April 1, 2020
/s/ Laurence E. de Armada Garcia Roosevelt Laurence E. de Armada Garcia Roosevelt	Director	April 1, 2020